AMENDMENT NO. 30

TO THE

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment No. 30 (this “Amendment”), dated as of March 10, 2026, amends the Amended and Restated Sub-Advisory Contract, dated July 1, 2020 (the “Contract”), between Invesco Advisers, Inc. (the “Adviser”) and Invesco Capital Management LLC (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco Advantage International Fund, a series portfolio of AIM International Mutual Funds (Invesco International Mutual Funds), from Exhibit A to the Contract, effective June 11, 2026.

NOW, THEREFORE, the parties agree that:

1.       Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Discovery Fund

Invesco Discovery Large Cap Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Floating Rate ESG Fund

Invesco NASDAQ 100 Index Fund

Invesco Senior Floating Rate Fund

Invesco Short Term Municipal Fund

Invesco Short Duration High Yield Municipal Fund

Invesco SMA Municipal Bond Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®

Invesco Main Street All Cap Fund®

Invesco Rising Dividends Fund

AIM Funds Group (Invesco Funds Group)

Invesco Global Small Cap Equity Fund

Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco Convertible Securities Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Quality Income Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

Invesco Small Cap Growth Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco EQV International Equity Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Growth Fund

Invesco International Small-Mid Company Fund

Invesco International Value Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets ex-China Fund

Invesco Emerging Markets Local Debt Fund

Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco International Bond Fund

Invesco Multi-Asset Income Fund

Invesco Multi-Strategy Fund Invesco

SteelPath MLP Alpha Fund Invesco

SteelPath MLP Alpha Plus Fund Invesco

SteelPath MLP Income Fund Invesco

SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco High Yield Fund

Invesco SMA High Yield Bond Fund Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Select Fund

Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term California Municipal Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

Invesco Rochester® New York Municipals Fund

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Invesco Premier Portfolio

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Large Cap Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund®

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. S&P 500 Buffer Fund – March

Invesco V.I. S&P 500 Buffer Fund – June

Invesco V.I. S&P 500 Buffer Fund – September

Invesco V.I. S&P 500 Buffer Fund – December

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio

Invesco Dynamic Credit Opportunity Fund

Invesco Management Trust

Invesco Conservative Income Fund

Short-Term Investments Trust

Invesco Government & Agency Portfolio

Invesco Treasury Obligations Portfolio

2.           All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Secretary and Senior Vice President

INVESCO CAPITAL MANAGEMENT LLC

Sub-Adviser

By:	/s/ Brian C. Hartigan
Name:	Brian C. Hartigan
Title:	Chief Executive Officer & Principal Executive Officer